Exhibit 99.1

Q1 Fiscal 2022
Letter to Shareholders

April 26, 2022

Dear shareholders,

At the end of 2020, we unveiled single-layer data showing a solid-state lithium-metal chemistry we believe is capable of delivering compelling performance benefits over conventional battery chemistries on key metrics such as range, charge time and safety.

Since then, we have not only shown further advancement of this platform, with published single-layer results on repeated 15-minute charging, zero externally applied pressure, and compatibility with other cathode material such as LFP, but also demonstrated that we can scale up to multilayer cells using single-layer building blocks. We showed four-layer cells that cycled under our gold-standard test conditions1 in August 2021, and 10-layer results in November 2021, giving us confidence that our technology scales to multilayer cells without materially degrading cycling performance.

Multilayering Progress Timeline

We continued this steady progress into 2022 by showing our first 16-layer results on our February earnings call, and are pleased to note that we have now demonstrated results over 500 cycles with 16 layers under our gold-standard test conditions, with energy retention and cycling behavior similar to our single-, four-, and 10-layer cells.

____________________

1 By “gold-standard” test conditions we mean: average charge/discharge rates of 1C or faster, temperatures of 25 °C, 100% depth of discharge, and externally applied pressure of no more than 3.4 atmospheres, simultaneously. For a more detailed discussion of why these parameters are important, please read CTO Tim Holme’s blog on the subject.

Cycle Energy Retention vs Cycle Count

One of our key goals for 2022 is to demonstrate our proprietary cell format, which is designed to be flexible enough to unlock the benefits of our anode-free cell architecture while accommodating the uniaxial volume expansion characteristic of lithium-metal anodes. This 16-layer result is in this proprietary cell format. We believe these results represent an encouraging proof of concept, and we look forward to sharing additional details on our proprietary cell format in the future.

While we are pleased to share these results, we note that more work remains to be done on the quality and consistency of our materials and processes before we can achieve our goals of commercializing our technology. This requires a continued focus on improving our production tools and processes, as well as incorporating improvements in product design. We have encountered and expect to continue to encounter and work through a range of technical, engineering, and production challenges as we execute on our plan. However, we believe successfully addressing these challenges has led to new inventions that strengthen the moat we have built around our technology with our IP portfolio, which now consists of over 300 patents and patent applications.

Manufacturing Scale Up

In parallel to building up the layer count of our cells, we have also been working to increase the scale of our operations. One key constraint on this front has been separator production, and a key goal for 2022 is to ramp up the production of separator films, with peak weekly starts of over 8,000. We are therefore happy to report that we recorded average weekly starts of over 3,700 exiting Q1 2022, compared to less than 2,000 exiting Q4 2021. This increase was made possible by new, higher-throughput continuous-flow separator production tooling on our Phase 1 engineering line.

The new tooling has also increased our confidence in a core component of our scale-up thesis – that larger-scale continuous-flow equipment can not only improve the throughput of our manufacturing process, but also deliver improvements in quality and consistency, due to better process control. We have seen our new larger-scale tooling produce substantial improvements across key separator quality metrics, as shown on the graphs below.

The x-axis on each graph shows a proprietary quality metric; the closer to zero, the better. The y-axis reflects the cumulative percentage of films that meet or exceed any given value for the respective metric. The green vertical lines on the graphs provide a reference for our assessment of good quality films. The red line shows the performance of the earlier process and the blue line shows the performance of the new process on the scaled-up continuous-flow separator production tool. The graphs show that with the new process, a much greater fraction of films meets or exceeds the quality threshold. While we are pleased with this progress, further improvements in quality remain necessary.

Automated defect detection metrology tool on our Phase 1 engineering line

Increased throughput and better quality and consistency contribute to easing constraints on cell production, R&D, and process development, which not only allows us to build more cells to test, but also allows us to allocate a significant fraction of our separator films to perform other critical tasks such as testing tool automation and iterating on our manufacturing process.

Increasing production capacity generally requires ordering new tools and then qualifying them. Lead times for large-scale, custom tools can be nine to 24 months, and qualification and commissioning requires additional time. As a result, film start increases tend to occur as non-linear step functions.

Our initial scale up plan consists of three phases:

1.
The Phase 1 engineering line supports R&D, process development, and pre-A sample customer sampling, and has been the core of our development capabilities to date.
2.
The Phase 2 engineering line builds on the capabilities of Phase 1 and features larger-scale equipment with higher levels of automation.
3.
The QS-0 pre-pilot production line is planned to feature film production in large continuous kilns with automated film handling and cell assembly.

Over the coming quarters, we expect to take delivery and complete the qualification of many more large-scale and continuous-flow tools across these engineering and production lines. In Q2, we aim to complete production qualification for the majority of the tooling for the Phase 2 engineering line, including automated cell assembly tools, ultrasonic welders and cell testing systems. We continue to target delivery of A-sample cells to at least one customer in 2022. The A sample is planned to have dozens of layers and is intended to demonstrate the core functionality of the cells.

Continuous-flow heat treatment tool on our Phase 1 engineering line

We assess that our QS-0 pre-pilot line remains on track to produce candidate B-sample cells in 2023; a B sample is generally defined as a sample made using production processes. In Q2 this year, we expect to complete a range of critical facilities improvements and begin to take delivery of powder pre-processing and metrology automation tools for the QS-0 line.

Customer Engagement

Automotive customers today are generally forced to make a choice between cells that offer higher energy but lower power (energy cells) or higher power but lower energy (power cells). We don’t believe it is possible to substantially improve both power and energy simultaneously without the use of new battery chemistries. The core value proposition of our solid state lithium-metal technology is the potential to shift the performance frontier on both energy and charging speed simultaneously.

Shifting the Power-Energy Performance Frontier

Li-ion data: http://lacey.se/science/cell-plot/

QS charge times based on testing of equivalent loading cathode in QS cells; energy density figures based on QS target

On March 1, we announced a new deal with a third top-10 automotive OEM by global revenue. Upon achieving certain milestones, the deal reserves at least 5 MWh of capacity for this OEM from QS-0, our pre-pilot production line. The agreement also provides a pathway to establishing a U.S.-based joint venture (JV) facility with up to 50 GWh in annual cell production capacity. The potential JV is subject to technical milestones and mutual agreement.

This is the fifth customer sampling agreement we have announced and demonstrates the strong interest leading automotive players have in adopting next-generation battery technology.

We have shipped multiple generations of cells to various customers across automotive and other applications. In Q1, our 10-layer cells were successfully tested by one automotive customer and entered the testing phase with another. These intermediate steps represent concrete progress toward our goal of shipping A-sample cells in 2022.

2022 Financial Outlook

In Q1, we spent $39M on capital expenditures, within our guidance of $30M to $60M for the quarter. Cash operating expenses, defined as operating expenses less stock-based compensation and depreciation, were $57M.

A sizable portion of Q1 capex went toward the buildout of our Phase 2 engineering line. We made a progress payment on our medium-scale continuous kiln and ordered film cutting, metrology, and cell testing equipment. We also made facility investments to support the Phase 2 line, including for dry room space. The remainder of Q1 capex was primarily dedicated to progress payments on QS-0 tools, such as coating equipment, automated film handling tooling, and large-scale continuous kilns, as well as initial facility spend on the QS campus buildout, including toward a future quality lab, equipment test center and warehouse.

In Q2, we anticipate spending $35M to $65M on capital expenditures to continue to fund our facility buildout and tooling.  We expect cash operating expenses to grow sequentially over the course of the year to support additional hiring and increased production volumes. For FY’22, we reiterate our capex guidance of $325M to $375M and cash opex of $225M to $275M. In line with earlier guidance, we plan to enter 2023 with over $800M in liquidity.

Strategic Outlook

Battery development and manufacturing is a complex undertaking that requires grit, determination and disciplined execution. Since entering the public markets in November 2020, our team has been focused on laying the foundation for what we expect will be substantial growth in our manufacturing and operational capabilities. Such an expansion requires both facility improvements and long-lead equipment.

2022 represents an inflection point in this process, and we believe we have shown that our long-term execution strategy is beginning to yield results. This quarter, new continuous-flow separator manufacturing capacity has allowed us to increase average weekly starts and delivered marked improvements to the quality and consistency of our ceramic solid-electrolyte material. We have also demonstrated over 500 cycles with 16 layers and early results using our proprietary cell format. As more new tooling on our engineering lines comes online, we expect to see continued improvement in quality, consistency and throughput.

Substantial work remains to accomplish our goals for 2022, but we believe this quarter’s progress represents a strong start toward achieving these milestones. We look forward to reporting continued advances on these fronts in the coming quarters.

Jagdeep Singh Kevin Hettrich
Founder, CEO & Chairman CFO

QuantumScape Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In Thousands, Except per Share Amounts)

	March 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents ($3,382 as of March 31, 2022 and December 31, 2021, for joint venture)	$283,013	$320,700
Marketable securities	1,065,440	1,126,975
Prepaid expenses and other current assets	13,789	15,757
Total current assets	1,362,242	1,463,432
Property and equipment, net	200,744	166,183
Right-of-use assets - finance lease	30,168	30,886
Right-of-use assets - operating lease	57,729	36,913
Other assets	18,121	18,234
Total assets	$1,669,004	$1,715,648
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities
Accounts payable	$10,123	$14,182
Accrued liabilities	8,823	6,078
Accrued compensation	7,830	9,119
Operating lease liability, short-term	1,253	1,209
Finance lease liability, short-term	20	19
Total current liabilities	28,049	30,607
Operating lease liability, long-term	58,822	36,760
Finance lease liability, long-term	39,978	39,378
Other liabilities	5,768	315
Total liabilities	132,617	107,060
Redeemable non-controlling interest	1,692	1,693
Total stockholders’ equity	1,534,695	1,606,895
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,669,004	$1,715,648

QuantumScape Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In Thousands, Except per Share Amounts)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$61,345	$29,465
General and administrative	29,312	15,210
Total operating expenses	90,657	44,675
Loss from operations	(90,657)	(44,675)
Other (loss) income:
Interest expense	(600)	—
Interest income	816	247
Change in fair value of assumed common stock warrant liabilities	—	(30,764)
Other income	88	103
Total other income (loss)	304	(30,414)
Net loss	(90,353)	(75,089)
Less: Net loss attributable to non-controlling interest, net of tax of $0	(1)	(10)
Net loss attributable to common stockholders	$(90,352)	$(75,079)
Net loss	$(90,353)	$(75,089)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(11,616)	174
Total comprehensive loss	(101,969)	(74,915)
Less: Comprehensive loss attributable to non-controlling interest	(1)	(10)
Comprehensive loss attributable to common stockholders	$(101,968)	$(74,905)

Basic and Diluted net loss per share	$(0.21)	$(0.20)
Basic and Diluted weighted-average common shares outstanding	429,335	368,784

QuantumScape Corporation

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In Thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(90,353)	$(75,089)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,724	2,050
Amortization of right-of-use assets and non-cash lease expense	1,792	371
Amortization of premiums and accretion of discounts on marketable securities	2,185	2,410
Stock-based compensation expense	28,481	11,676
Change in fair value of assumed common stock warrant liabilities	—	30,764
Other	560	(104)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,082	2,479
Accrued compensation	(1,289)	2,964
Accounts payable and accrued liabilities	3,957	1,288
Operating lease liability and other	460	(345)
Net cash used in operating activities	(47,401)	(21,536)
Investing activities
Purchases of property and equipment, net	(39,294)	(13,161)
Proceeds from maturities of marketable securities	218,500	111,000
Proceeds from sales of marketable securities	13,113	—
Purchases of marketable securities	(183,892)	—
Net cash provided by investing activities	8,427	97,839
Financing activities
Proceeds from exercise of stock options	1,287	880
Proceeds from exercise of warrants	—	109,133
Payment of Business Combination share issuance costs	—	(1,016)
Proceeds from issuance of common stock, net of issuance costs paid	—	463,825
Net cash provided by financing activities	1,287	572,822
Net increase in cash, cash equivalents and restricted cash	(37,687)	649,125
Cash, cash equivalents and restricted cash at beginning of period	338,223	115,409
Cash, cash equivalents and restricted cash at end of period	$300,536	$764,534
Supplemental disclosure of cash flow information
Purchases of property and equipment, not yet paid	$7,754	$8,944
Common stock issuance costs, accrued but not paid	$—	$899
Fair value of assumed common stock warrants exercised	$—	$432,424

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

($ in Thousands)	Three Months Ended March 31,
	2022	2021
GAAP net loss attributable to Common Stockholders	$(90,352)	$(75,079)
Interest expense (income), net	(216)	(247)
Other expense (income), net	(88)	(103)
Change in fair value of assumed common stock warrant liabilities	—	30,764
Change in fair value of Series F convertible preferred stock tranche liabilities	—	—
Net loss attributable to non-controlling interests	(1)	(10)
Stock-based compensation	28,481	11,676
Non-GAAP operating loss	$(62,176)	$(32,999)
Depreciation and amortization expense	4,724	2,050
Adjusted EBITDA	$(57,452)	$(30,949)

Management’s Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the federal securities laws and information based on management’s current expectations as of the date of this current report. All statements other than statements of historical fact contained in this current report, including statements regarding the future development of the Company’s battery technology, the anticipated benefits of the Company’s technologies and the performance of its batteries, plans and objectives for future operations, forecasted cash usage, including spending and investment, are forward-looking statements. When used in this current report, the words “may,” “will,” “estimate,” “pro forma,” “expect,” “plan,” “believe,” “potential,” “predict,” “target,” “should,” “would,” “could,” “continue,” “believe,” “project,” “intend,” “anticipates,” “seek,” “working toward,” “embarking” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions, and strategies regarding future events and are based on currently available information as to the outcome and timing of future events.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Many of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to ones listed here. The Company faces significant barriers in its attempts to produce a solid-state battery cell and may not be able to successfully develop its solid-state battery cell. Building high volumes of multilayer cells in commercially relevant area and with higher layer count requires substantial development effort. The Company could encounter significant delays and/or technical challenges in replicating the performance seen in its single-layer and early multilayer cells and in achieving the high quality, consistency and throughput required for commercial production and sale. The Company may encounter delays and other obstacles in acquiring, installing and operating new manufacturing equipment for automated and/or continuous-flow processes, including vendor delays (which we have already experienced) and other supply chain disruptions and challenges optimizing complex manufacturing processes. The Company may encounter delays in hiring the engineers it needs to expand its development and production efforts, delays in building out QS-0, and delays caused by the COVID-19 pandemic. Delays in increasing production of engineering samples would slow the Company’s development efforts. These or other sources of delay could delay our delivery of A-samples and B-samples. Delays or difficulties in meeting technical milestones could cause prospective JV partners not to purchase cells from our pre-production line or not to proceed with a manufacturing joint venture. The Company may be unable to adequately control the costs associated with its operations and the components necessary to build its solid-state battery cells at competitive prices. The Company’s spending may be higher than currently anticipated. The Company may not be successful in competing in the battery market industry or establishing and maintaining confidence in its long-term business prospectus among current and future partners and customers. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that could materially affect the Company’s actual results can be found in the Company’s periodic filings with the SEC. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.